Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
China For-Gen Corp.
87 Dennis Street
Garden City Park, NY 11040

Gentlemen:

             We consent to the incorporation in this Registration Statement on Form S-1 of our report dated May 6, 2010, relating to the consolidated financial statements of China For-Gen Corp. for the years ended December 31, 2008 and 2009.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
January 24, 2011